EXHIBIT 10-2

                           LEASE ASSIGNMENT AGREEMENT



    THE STATE OF TEXAS              )(
                                    ){  KNOW ALL MEN BY THESE PRESENTS:
    COUNTY OF CALHOUN               )(



         WHEREAS, JAMES T. ROCHE, whose address is 5901 Highland Hills Trail, Austin, Texas 78731, is named as Lessee in those certain Oil and Gas Leases described in Exhibit "A" attached hereto, said Oil and Gas Leases covering 1,571-5 acres, more or less in Calhoun County, Texas, and being more particularly described as follows:


         TRACT ONE: Being all of the ISAAC W. BOONE SURVEY No, 15, Abstract No. 56, Calhoun County, Texas, containing approximately 801.26 acres, more or less, and being a part of that certain land described in a Deed dated July 15, 1949, Edwin Hawes, Jr., et al to George Rust Hawes, as recorded in Volume 70, Page 209, Deed Records of Calhoun County, Texas; and


         TRACT TWO: Being all of the ISAAC W. BOONE SURVEY No. 16, Abstract No. 57, Calhoun County, Texas, containing approximately 770.24 acres, more or less, and being the same land described in that certain Deed dated July 15, 1949, Edwin Hawes, Jr., et al to George Rust Hawes, as recorded in Volume 70, Page 211, Deed Records of Calhoun County, Texas,-

         AND WHEREAS, the said JAMES T. ROCHE, is desirous of assigning, selling, transferring and conveying unto PETROGEN, INC., a Colorado Corporation, whose address is 366 W. 10th, Vancouver, British Columbia V5Y153, all of his interest in and to the above leases, reserving unto himself, and his heirs and assigns an overriding royalty interest equal to two and one-half percent (2.5%) of eight-eighths;


         NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS: That I, JAMES T. ROCHE (hereinafter referred to as "ASSIGNOR"), in consideration of Ten Dollars ($10.00) and other valuable consideration paid by PETROGEN, INC. (hereinafter referred to as "ASSIGNEE"), and in consideration of the further sums of (a) a floating charge debenture of issue date May 20, 2002, issued by Assignee in the name of Assignor in. the aggregate amount of $75,000.00(US) bearing interest at 15% per annum, with principal and interest coming due on or before May 20 , 2003; and (b) the issuance of 75,000 shares of the common stock of Assignor, the receipt of which is hereby acknowledged, have Granted, Sold, Transferred and Assigned and by these presents do Grant, Sell, Transfer, and Assign unto ASSIGNEE, subject to the exceptions and reservations set forth below, all of my undivided interest in and to the above described Oil and Gas Leases.

         As further consideration for this Assignment, ASSIGNEE agrees to indemnify, defend and hold ASSIGNOR and his property free and harmless from all claims, liability, loss, damages or expense arising under the leases, resulting from ASSIGNEE'S performance under this Assignment, ASSIGNEE'S occupation of any part of the real property covered thereby, the exploration for or extraction by ASSIGNEE of any oil, gas or other hydrocarbon substances, and/or the plugging and abandoning of any wells hereafter located thereon.

         Absent the express written acceptance by ASSIGNOR, no release and surrender shall in any way re-assign to ASSIGNOR, or act to relieve ASSIGNEE, in whole or in part, of any of ASSIGNEE'S obligations owing by virtue of this Assignment, under the above Oil and Gas Leases, or under the rules and regulations of the State of Texas and/or the Texas Railroad Commission prior to or as of the date of surrender, including but not limited to the obligation of ASSIGNEE to plug and abandon any wells and to conduct clean up operations on the lands covered by this Assignment-Assignor reserves unto himself, his heirs and assigns, an overriding royalty (free and clear of all costs and expenses whatsoever of exploring, developing, and operating, and except for ad valorem taxes, gross production taxes, severance taxes, and other taxes levied upon such overriding royalty or the production attributable thereto) equal to two and one-half percent (2.5%) of eight-eighths (8/8ths) of all the oil, gas and other minerals that may be produced, saved and marketed under and by virtue of the oil and gas leases described in Exhibit "A" attached hereto; provided however, that if such leases cover less than the entire mineral fee estate in and under the lands which are described in such leases, the overriding royalty interest herein reserved shall be proportionately reduced.

         It is understood and agreed that this assignment is made without any warranty, express or implied whatsoever, EXCEPT THAT Assignor does expressly warrant that the interests transferred are free of all liens and security interests created by Assignor and that Assignor has the right to execute this Assignment without the joinder or consent of any other person.


         It is understood and agreed that Assignee shall be solely responsible for all bonus money, royalties, including overriding royalties, and delay rentals that are now or hereafter become due and payable. It is further understood and agreed that this agreement shall inure to the benefit of and be binding upon the heirs, executors, representatives, successors and assigns of Assignor and Assignee .


         This Lease Assignment Agreement is also subject to the terms and conditions set forth in the Addendum attached hereto as Exhibit "B".

         Executed this 20th DAY OF MAY, 2002.



ASSIGNOR:

/s/ JAMES T. ROCHE
---------------------------
    James T. Roche



ACCEPTED AS SET FORTH ABOVE:

PETROGEN, INC.

BY:  /s/SACHA SPINDLER
   ------------------------
ITS:  President

THE  STATE OF TEXAS   ss.
                      ss.
COUNTY OF TRAVIS      ss.

This instrument was acknowledged before me on the 22 day of May, 2002, by James
T. Roche.

Notary's commission expires:            /s/ WESLEY G. RITCHIE
                                        ------------------------------
                                        NOTARY PUBLIC, State of Texas
                                        Notary's name (printed):

                                        ------------------------------

                                        [Notary Seal Goes Here]
                                        Wesley G. Ritchie
                                        Notary Public
                                        State of Texas
                                        Comm. Exp. 05-08-2005
                      ss.
                      ss.
                      ss.

This instrument was acknowledged before me on the 23 day of May, 2002, by Sacha Spindler, President of Petrogen, Inc., a Colorado Corporation, on behalf of said corporation.

Notary's commision
expires:                                /s/ JULIEN A DAWSON
                                        ----------------------
On death or dishonor                    NOTARY PUBLIC
--------------------------              Notary's name (printed):

                                        JULIEN A DAWSON
                                        BARRISTER & SOLICITOR
                                        SUITE 2550-555 WEST HASTINGS STREET
                                        VANCOUVER, B.C.
                                        V6B 4N5

                                   EXHIBIT "A"
                               Oil and Gas Leases





         1. Oil and Gas Lease from Mary Jo Cooper to James T. Roche dated October 10, 2001.


         2. Oil and Gas Lease from Harry Hutchison to James T. Roche dated October 8,2001.


         3. Oil and Gas Lease from Evelyn J. Bearden to James X. Roche dated October 15, 2001.


         4. Oil and Gas Lease from Joe Terry Prasifka to James T. Roche dated October 15, 2001.


         5. Oil and Gas Lease from Madeline J. Broughton to James T. Roche dated October 15, 2001.


         6. Oil and Gas Lease from Carrie Mae Weakley to James T. Roche dated October 23, 2001.


         7. Oil and Gas Lease from Prank L. Jurecka to James T. Roche dated October 30, 2001.


         8. Oil and Gas Lease from Claudia J. Webb to James T. Roche dated October 2 3r 2001.

         9. Oil and Gas Lease from Nolie Tiedt to James T. Roche dated October 24, 2001.


         10. Oil and Gas Lease from Harry Wecheta to James T. Roche dated October 24, 2001.

         11. Oil and Gas Lease from Charles L. Jurecka James T. Roche dated October 2, 2001.

         12. Oil and Gas Lease from Carrie Mae Jurecka to James T. Roche dated October 29, 2001.

         13. Oil and Gas Lease from Frankie D. Higdon to James T. Roche dated October 31, 2001.

         14. Oil and Gas Lease from Estate of Emily P. Hawes, Deceased, by and through William A. Cline,, Sr., and Johnny Veselka, Independent Co-Executor s, to James T. Roche dated October 31, 2001.

                                    EXHIBIT B

                     Addendum to Lease Assignment Agreement


         For a period of five (5) years from the latest expiration date of the leases herein assigned, it is further understood and agreed that Assignee shall assign to Assignor the same 2.5% overriding royalty as is described above under any and all oil and gas leases acquired by Assignee or in which Assignee acquires an interest, and which cover all or any portion of the above described lands, lands lying adjacent thereto, and/or lands located on Matagorda Island.

         Assignee has up to ninety (90) days from the date hereof to pay the Lessors named in the Exhibit "A" leases the bonus money due thereon in the amount of $30.00{US) per acre, for an aggregate amount of $47,145.00. If the bonus money is not timely paid, then in the absence of any other agreement and at the Assignor's request, the leases will be reassigned to Assignor free and clear of any additional burdens or encumbrances.

         In the event that Assignee does not timely pay the bonus money described above, then in the absence of any other agreement the floating charge debenture issued as part of the consideration for this Agreement will be cancelled upon receipt by Assignor of $15,000(US) paid by Assignee as a back-out penalty.


         Assignor agrees to provide Assignee with all information in Assignor's possession regarding the Exhibit "A" leases and the property described therein, and to cooperate with Assignee in the conduct of its due diligence and development of the property and leases.

         Assignor and Assignee agree to employ good faith, due diligence and best efforts in the performance of this Agreement, and to execute such other documents as may be reasonably required to confirm the agreement of the parties and to obtain the mutual benefits contemplated by this Agreement.